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                                                                       Exhibit 5

KMK                             KEATING, MUETHING & KLEKAMP, P.L.L.
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ATTORNEYS AT LAW                1400 PROVIDENT TOWER - ONE EAST FOURTH STREET -
                                              CINCINNATI, OHIO 45202
                                   TEL. (513) 579-6400 - TDD (513) 579-6461




MARK A. WEISS
DIRECT DIAL: (513) 579-6599
FACSIMILE: (513) 579-6457
E-MAIL: MWEISS@KMKLAW.COM

                                January 29, 2003

Infinity Property and Casualty Corporation
2204 Lakeshore Drive
Birmingham, Alabama  35209

Ladies and Gentlemen:

      We have acted as counsel to Infinity Property and Casualty Corporation (the "Corporation"), in connection with the Registration Statement on Form S-1 (Registration No. 333-101516) (the "Registration Statement") filed by the Corporation with the Securities and Exchange Commission relating to the public offering of an aggregate principal amount of $180,000,000 of its Senior Notes due 2013 (the "Securities").

      In reaching the conclusions expressed herein, we have examined and relied upon the original or copies, certified to our satisfaction, of (i) the form of Amended and Restated Articles of Incorporation and the Code of Regulations of the Corporation; (ii) copies of resolutions of the Board of Directors of the Corporation, or committees thereof, authorizing the issuance of the Securities and related matters; (iii) the Registration Statement and all exhibits thereto, including the Form T-1, Statement of Eligibility of Trustee of U.S. Bank National Association; (iv) the form of Indenture by and between the Corporation and U.S. Bank National Association filed with the Registration Statement (the "Indenture"); and (iv) such other documents and instruments as we have deemed necessary for the expression of opinion herein contained. In making the foregoing examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to various questions of fact
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material to this opinion, we have relied, to the extent we deem reasonably appropriate, upon representations or certificates of officers or directors of the Corporation and upon documents, records and instruments furnished to us by the Corporation, without independent check or verification of their accuracy.

      Based upon and subject to the foregoing, we are of the opinion that when
(i) the Registration Statement becomes effective and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended; and (ii) the Securities shall have been duly executed and authenticated in accordance with the terms of the Indenture, the Securities will be valid and binding obligations of the Corporation.

      We hereby consent to be named in the Registration Statement and the Prospectus part thereof as the attorneys who have passed upon legal matters in connection with the issuance of the aforesaid Common Stock and to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.


                                    Sincerely yours,

                                    KEATING, MUETHING & KLEKAMP, P.L.L.



                                    By: /s/ Mark A. Weiss
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                                                 Mark A. Weiss